Exhibit 10.3

MYFIZIQ EMPLOYMENT AGREEMENT

Date of Agreement 22/07/2019

PARTIES

MyFiziq Limited, ABN 85 602 111 115 of Suite 5, 71-73 South Perth Esplanade, South Perth, Western Australia, 6151 (“MyFiziq”, “MYQ” or the “Company”),

Steven Richards of 6 Furlong Road, The Vines, Western Australia, 6069 (the “Employee”).

RECITALS

The Company wishes to employ the Employee on a permanent full-time basis in the Position, and the Employee wishes to be employed by the Company in the Position on that basis, on the following terms and conditions (“Agreement”).

THE PARTIES AGREE AS FOLLOWS:

1. Position	Chief Financial Officer (CFO)

2. Commencement
Date

3. Manager	CEO, Vlado Bosanac

4..Reporting & Responsibilities	i.	Develop and lead the Company’s strategic financial direction, stay on top of emerging financial trends, as well as ASX compliance, legislation and financial practises.

ii.	Accounting: establish core financial processes and reporting requirements including financial regulation, ASX requirements, audits and capital structure.
iii.	Budget control: produce budgets at regular intervals for efficient decision making.

iv.	Ensure compliance with the law, ASX regulations and company’s policies.

v.	Establish and maintain relationships with banks; managing and using financial resources to achieve the company’s general objectives, optimising performance by negotiating terms with banks and financial institutions.

vi.	Establish and maintain relationships with key brokers, fund managers, analysts, investors, and the ASX on behalf of the company.

vii.	Any other activities as directed by the Employees Manager.

5. Compensation	The commencing salary will be $150,000 per annum, paid fortnightly and exclusive of a 9,§0% superannuation contribution by MYQ to a superannuation fundnominated by the Employee. The maximum ordinary working week is 38 hours, with no provision for over-time. Any overtime must be prior approved in writing by your Manager.

MYFIZIQ EMPLOYMENT AGREEMENT

6. Expenses	The Employee will be reimbursed all reasonable expenses supported by official receipts for payments made on behalf of the Company whilst carrying out the Employee’s duties provided, however, that any individual expense exceeding $200 must not be incurred without the prior written consent of the Company.

The Employee must provide all proper documentation to the Company to verify such expenses prior to reimbursement. The Employee must comply with all lawful directions of the Company in relation to incurring expenses on behalf of the Company, and shall not in any way pledge the credit of the Company except insofar as the Employee may have been expressly authorised by the Company either generally or in any particular incidence.

7. Appointment Basis	Full-time position.

As a professional qualified Employee, the Employee is required to exercise their specialised expertise, independent judgment and discretion to provide high-quality services and fulfill all reasonable work-related demands and requirements.

The Employee must comply with all lawful instructions given to them by their Manager, and any delegate of their Manager, and any policies instituted by the Company from time to time. The Company’s policies do not form part of this Agreement and do not give rise to any contractual rights for the Employee.

The Company may modify any of its policies at any time.

In the course of performing the Employee’s duties in the Position, the Employee shall use their best endeavors to promote, develop and protect the business interests and welfare of the Company.

8. Qualifications	The Employee must not do anything which is harmful to the reputation or interests of the Company.

The Employee must work in a lawful, professional and competent manner and provide faithful service, and act in good faith in all its dealings with and on behalf of the Company.

The Employee warrants to the Company that they hold the qualifications and have the experience set out in their curriculum vitae provided to the Company prior to the Commencement Date, and that all information provided to the Company by the Employee in that curriculum vitae and in any employment application and/or in any job interview, is truthful, accurate, correct and complete.

The Employee warrants that in entering into this Agreement they will not be in breach of any obligations owed to any third parties.

The Employee warrants that they have not entered into, and will not enter into any agreement, that conflicts with their obligations owed to the Company under this Agreement.

9. Tenure and Review	The Company has appointed the Employee into the Position, and the Employee agrees to accept the appointment and the tenure, on the terms and conditions set out in this Agreement.

MYFIZIQ EMPLOYMENT AGREEMENT

9.1 Probation Period	The Employee’s employment with the Company is subject to a six (6) month Probation Period from the Commencement Date of this agreement.

On and from the Commencement Date and during the Probation Period, either party may terminate this Agreement by providing the other with not less than two (2) weeks’ notice in writing. This clause does not affect the Company’s right to terminate the Agreement without notice in the event of serious misconduct by the Employee.

9.2 Employment Review	The Company will use its best endeavours to have the Employee’s engagement under this Agreement reviewed at the end of the Probation Period, and thereafter on or before 31 August each year. The Review will include such matters as determined by the Board, and may include,

	i.	the Employee’s performance during the period prior to the review (including against performance indicators set by the CEO or the Board);

	ii.	the performance of the Company during the period prior to the review; and

	iii.	the Employee’s remuneration relative to economic conditions prevailing in the state of Western Australia and similar positions offered in the market.

9.3 Termination	i.	After the Probation Period, either party may at any time terminate this Agreement by providing the other with four (4) weeks’ prior written notice (“Notice Period”). The Company may choose, in lieu of requiring the Employee to work out the Notice Period, to make a payment to the Employee of an amount equivalent to the Employee’s Remuneration, pro rated for the Notice Period, or such higher amount prescribed by applicable legislation.

	ii.	If at the time of termination by the Company the Employee has completed two years’ service and is aged over 45, the Employee will receive one (1) additional week of notice.

	iii.	The Company shall not be required to provide any notice to the Employee in the case of dismissal for serious misconduct.

	iv.	On cessation or termination of employment, the Employee is entitled to payment in lieu of the annual leave to which the Employee has become entitled during his or her employment with the Company, but which he or she has not taken.

	v.	Upon cessation of the Employee’s employment with the Company, the Employee must deliver-up and/or destroy (as required by the Company), all and any Confidential Information and other property of the Company in the possession or control of the Employee, whether in hard copy or held in electronic form or otherwise.

	vi.	Before and after cessation of the Employee’s employment with the Company, the Employee must not make any derogatory remark or statement about the Company or its personnel or any other remark or statement which may damage the reputation or goodwill of the Company.

	vii.	Termination does not affect any accrued rights of either party.

MYFIZIQ EMPLOYMENT AGREEMENT

10. Restrictions and Restraints of trade	In the interest of being fair and reasonable, MyFiziq is not looking to restrain the Employee from working in their respective field(s) post-employment with MyFiziq. MyFiziq is only seeking to restrict the Employee from being poached or moving to a competitor and assisting in creating any product that directly competes with MyFiziq for a period after employment with MyFiziq.

10.1 Restriction on Activities	On and from the Effective Date until the Employee’s employment ends in accordance with the Employee’s Employment Contract, or pursuant to applicable law, the Employee must work full-time for the Company, and without the prior written consent of the Company must not:

	i.	work in, on or for any other business; or

	ii.	commence, operate, invest directly or indirectly in, or obtain an interest in, any business that is in competition with the Company (provided that this clause shall not prevent the Employee from holding up to 10% of the shareholding in a publicly-listed company).

10.2 Restraint Period and Area	The Restraint Period is as follows:

	i.	twelve (12) months; or

	ii.	if a court finds twelve (12) months unreasonable, nine (9) months; or

	iii.	if a court finds nine (9) months unreasonable, six (6) months; or

	iv.	if a court finds six (6) months umeasonable, three (3) months.

The Restraint Area is as follows:

	i.	All MyFiziq patented countries; currently China, South Korea, Japan, Singapore, USA and Australia, this will expand to further countries as new patents are received; or

	ii.	if a court finds all MyFiziq patented countries unreasonable, Asia Pacific countries I. Or

	iii.	if a court finds Asia Pacific countries unreasonable, Australia.

11. IT Devices
If the Employee is provided by the Company with access to, or possession of, any computer, smartphone device or other equipment for the use by the Employee, the Employee must take reasonable care to keep such devices and equipment secure and protected. The loss of any such device must be immediately reported by the Employee to the Company.

1	For clarity Asia Pacific countries include countries in geographic regions Asia and Oceania as defined by the United Nations: https://unstats.un.org/unsd/methodology/m49/

MYFIZIQ EMPLOYMENT AGREEMENT

12. Surveillance	The Employee’s use of the Company’s information technology systems and email accounts will be subject to ongoing and continuous surveillance. Such surveillance will be conducted from the Commencement Date and at all times thereafter during the term of the Employee’s employment with the Company.
The Employee agrees and acknowledges that the Company may monitor and record all usage of any computer, smartphone device and/or e-mail address allocated to the Employee by the Company, and the Employee consents to the monitoring of all such devices and addresses.

The Employee further agrees and acknowledges that all e-mails and any files and other data transmitted by the Employee using any computer, smartphone device or email address allocated to the Employee, are the sole property of the Company.

13. Price Sensitive Information	The Employee acknowledges that in the course of carrying out the services pursuant to this Agreement the Employee may receive Confidential Information, including “Price Sensitive Information” (as per the Corporations Act 2001 (Cwth)) affecting the Company. Any disclosure, communication, or misuse of Price Sensitive Information may have very serious implications for the Company and/or the Employee, including possible criminal prosecution and possible civil actions against the Employee.

The Employee acknowledges that the Company has the right to terminate this Agreement without notice if the Employee discloses, communicates, or misuses Price Sensitive Information in the absence of the prior written consent of the Board, except to the extent that the Employee is required by law to disclose, communicate or use it.

14. Annual Leave	Annual leave accrues progressively at a rate of 20 days per annum. The Employee’s annual leave may be taken once it is accrued at any time mutually acceptable to the Employee and the Company. Accrued annual leave should not accumulate in excess of 30 working days. If you reach this number of accrued annual leave days, the Company may direct you to take annual leave in accordance with the Fair Work Act 2009.

15. Personal/Carer’s Leave and Compassionate Leave	Personal/Carer’s Leave

Paid personal/carer’s leave accrues progressively at a rate of 10 working days per annum. The Employee’s personal/carer’s leave may be taken once it is accrued. No payment will be made for unused personal/carer’s leave following cessation of employment.

An Employee may take personal leave when he or she is ill or injured and unfit for work.

An Employee may take carer’s leave when he or she is required to provide care or support to a member ofhis or her immediate family or household who is ill, or injured, or experiencing an unexpected emergency.

The Company requires production of suitable evidence in support of any personal/carer’s leave absence.

Unpaid Carer’s Leave

The Employee is entitled to two days’ unpaid carer’s leave on each occasion such leave is required, provided the Employee’s paid personal/carer’s leave balance has been exhausted.

MYFIZIQ EMPLOYMENT AGREEMENT

Compassionate Leave

The Employee is entitled to two days paid compassionate leave if a member of the Employee’s immediate family or household:

	i.	experiences a life-threatening illness or injury; or

	ii.	passes away.

16. Long Service Leave and Other Leave	The Employee is entitled to long service leave in accordance with the provisions of the Long Service Leave Act 1958 CW A). The Employee will be entitled to all other forms of leave provided by the Fair Work Act 2009.

17. Proprietary Information and Inventions

17 .1 Meaning of “Intellectual Property”	“Intellectual Property” (“IP”) means all industrial and intellectual property rights whether protectable by statute, at common law or in equity, including all copyright and similar rights which may subsist or may hereafter subsist in works or any subject matter, rights in relation to inventions (including all patents and patent applications), trade secrets and know-how, rights in relation to designs (whether or not registrable), rights in relation to registered or unregistered trade marks, circuit layout designs and rights in relation to circuit layouts, whether registered, registrable or umegistered, including:

	i.	marks, logos, service marks, trade names, business names, internet domain names, slogans, symbols, brand names, copyright or other trade indicia;

	ii.	all rights in information, know-how, processes, procedures, compositions, devices, methods, formulae, protocols, techniques, designs, drawings, trade secrets or data whether or not protectable by patent application design registration, copyright, whether unregistered, registered or registrable; and

	iii.	any modifications, developments, adaptations, advancements, creations and derivations of any intellectual property,

but excludes non-assignable moral rights and similar non-assignable personal rights of authors and producers.

17.2 Current & New	i.	As a condition of employment, the Employee represents and warrants that they will immediately communicate to the Company any and all new literary and other new works and new subject matter including all new works, new processes, new inventions, new improvements, new innovations, new modifications, new designs, new discoveries, new trademarks and new trade secrets, however embodied, which the Employee may make either alone or in conjunction with others during the course of, in connection with or arising out of the Employee’s employment and in any way connected with matters specifically pertaining to the business and assets of MyFiziq, including MyFiziq joint ventures, partners and customers, for which the Company has been or is now or hereafter interested during the Employee’s employment (“Inventions”).

MYFIZIQ EMPLOYMENT AGREEMENT

ii.	Any new Inventions or extension of the IP surrounding MyFiziq, including MyFiziqjoint ventures, partners and customers, whether or not the Inventions are capable of being protected by copyright, letters patent, registered design or other protection (“Protection”), will be solely owned by the Company for development.

iii.	Any new Inventions, whether or not the Inventions are capable of being commercialised or able of Protection outside of those of MyFiziq, including MyFiziq joint ventures, partners and customers, will be first offered to the Company for first right of refusal. Further proceedings will only go forward if agreed by both the Employee and the Company.

17.3 Co-operation in Obtaining Protection for Inventions	i.	If and whenever required to do so whether during or after cessation of the Employee’s employment, and at the expense of the Company or its nominee, the Employee will apply or join in applying for letters patent or other similar protection in Australia or in any other part of the world for content specifically pertaining to MyFiziq, including MyFiziq joint ventures, partners and customers where required. The Employee will immediately deliver-up to the Company full particulars concerning these matters and execute all instruments and do all things necessary for vesting the letters patent or other Protection when obtained, and all right and title to and interest in the same, in the Company or its nominee absolutely and as sole beneficial owner or in such other person as the Board requires.

	ii.	The Employee appoints the Company to be their attorney in the Employee’s name and on the Employee’s behalf to execute any such instrument or thing and generally to use the Employee’s name for the purpose of giving to the Company or its nominee the full benefit of the provisions of this clause.

17.4 Information	Without limiting the generality of the above, and subject to not breaching any laws or breaching any other contractual obligations in existence or arising from time to time, the Employee represents and warrants that:

	i.	the Employee will immediately inform the Company of any matter which may come to the Employee’s notice during the Employment which may reasonably be of interest or of any importance or use to the Company or its Subsidiaries and Related Corporations for content specifically pertaining to MyFiziq, including MyFiziqjoint ventures, partners and customers;

	ii.	the Employee will immediately communicate to the Company any proposals or suggestions occurring to the Employee during the Employee’s employment which may reasonably serve to further the business of the Company for content specifically pertaining to MyFiziq including MyFiziq joint ventures, partners and customers.

The Employee agrees the provisions of this clause survive the cessation of the Employee’s employment with the Company.

MYFIZIQ EMPLOYMENT AGREEMENT

18. Confidentiality and Confidential Information	“Confidential Information” means any information (whether in written, electronic or any other form) in respect of the business and affairs of the Company and its clients, products, research and development projects, customers and suppliers that is not in the public domain including, without limitation, any document, record, computer file, customer or client information, product or service information, sales or financial information, project, contract, deal, discovery, invention, drawing, design, strategy, plan, data, report, process, proposal, budget, idea, formula, concept or know how.

Confidential Information includes, but is not limited to:

	i.	trade secrets, financial information, designs, formulae, patterns, know-how, devices, inventions, secret or unpatented inventions, research, development, processes, techniques, machines, the identity and requirements of customers, the identity of suppliers and vendors, information received by the Company from third parties under obligation of confidentiality, strategic or financial plans, product pipeline information, financial data, sales and marketing plans and information, and compilations of information, records, and specifications used by the Company;

	ii.	information about the identity, contact details or requirements of the Company’s clients, prospective clients, suppliers or prospective suppliers;

	iii.	information belonging to, or concerning clients of the Company;

	iv.	any agreements, arrangements or terms of trade with a client, prospective client, supplier or prospective supplier;

	v.	the Company’s contractual, technical and production information; and

	vi.	the Company’s marketing plans, and marketing and sales techniques.

Confidential Information does not lose its confidential status merely because it was known by a limited number of persons or entities or because it did not originate entirely with the Company.

Confidential information also extends to the contents of this Agreement, including the Employee’s remuneration details.

Unless the Employee is authorised to do so by law, the Employee is not to divulge any information the Employee obtains as a consequence of and in the course of the Employee’s employment to any other third party, including to the media or the public generally, except and unless it is of a general nature and of general knowledge and the Employee does so as a consequence of the performance of the Employee’s responsibilities.

All knowledge and/or information, written or otherwise, related to the activities of the Company, including MyFiziq joint ventures, partners and customers, obtained by the Employee as a consequence and in the course of the Employee’s employment becomes the property of the Company, and unless otherwise authorized during the term of the Employee’s employment or thereafter, must not be divulged to any other source.

MYFIZIQ EMPLOYMENT AGREEMENT

Upon cessation of the Employee’s employment with the Company, the Employee must return all papers, records, documents (including hard copy and digital copies) and any equipment that are in the Employee’s possession or control and relate to any of the foregoing.

The Employee represents and warrants to MyFiziq that there are no other agreements, written or oral, that would restrict the employee’s ability to perform the basic functions of the Employee’s job, including but not limited to non-compete, non-disclosure or similar agreements with prior employers. If there are such agreements, the Employee agree to immediately provide the Company with a copy of any such agreements(s) for the Company’s review. The Employee further agrees not to bring to the Company, use or disclose any trade secrets or other confidential / proprietary information of prior employers.

The Employee agrees that they will not use, copy, transfer, destroy or remove from the Company’s premises, any Confidential Information without the prior written consent of the Company. This includes the use, copy, transfer, destruction or removal of Confidential Information at non-Company premises including the Employee’s home.

Without limiting the above provisions, the Employee must not license or otherwise exploit, directly or indirectly, any products or services which embody or are derived from Confidential Information without the prior written consent of the Company.

The Employee agrees the provisions of this clause survive cessation of the Employee’s employment with the Company.

The Employee must comply with the Privacy Act 1988 (Cth) in respect of all personal information that comes into the possession or control of the Employee, or which the Employee accesses, during the course of the Employee’s employment in the Position.

19. Privacy	A notice under this Agreement may be given by hand delivery, post or email, using the address specified at the top of the first page of this Agreement, or the email address for the recipient’s representative specified in the Schedule, or such other latest address as a party may have provided to the Company during the course of employment.

20. Notices	ii.	Any notice issued by hand shall be deemed delivered upon delivery.

	iii.	Any notice issued by post shall be deemed delivered 3 Business Days after posting if posted domestically, or 10 business days after posting if posted internationally.

	iv.	Any notice issued via email shall be deemed to be delivered upon the email being sent, provided that if an email is sent out of business hours, it shall be deemed to be delivered at 9am on the next business day.

21. General	Amendment: This Agreement may only be amended by a written document signed by the parties.

MYFIZIQ EMPLOYMENT AGREEMENT

Assignment: The Employee agrees and acknowledges that the Company may assign this Agreement to a related body corporate of the Company, or to an acquirer of the business of the Company upon notice to the Employee.

Severability: If any provision of this Agreement is deemed invalid by a court of competent jurisdiction, the remainder of this Agreement shall remain enforceable.
Counterparts: This Agreement may be executed in counterparts provided that no binding agreement shall be reached until the executed counterparts are exchanged.

Entire Agreement: This Agreement constitutes the entire agreement between the parties and to the extent possible by law, supersedes all prior understandings, representations, arrangements and agreements between the parties regarding its subject matter.

Jurisdiction: This Agreement will be interpreted in accordance with the laws in force in Westem Australia. The parties irrevocably submit to the non-exclusive jurisdiction of the courts situated in Westem Australia.

Legal advice: The Employee acknowledges that they have had a reasonable opportunity to obtain independent legal advice regarding the contents of this Agreement prior to entering into this Agreement and has either obtained that advice or elected not to obtain it.

Flexible Working Arrangements: if eligible, the Employee may request flexible working arrangements. The Company may refuse a request on reasonable business grounds.

Fair Work Information Statement: The Employee acknowledges receipt of the Fair Work Information Statement annexed to this Agreement marked “Annexure A”.

22. Interpretation	In this Agreement:

	i.	Headings and underlining are for convenience only and do not affect the construction of this Agreement.

	ii.	A provision of this Agreement will not be interpreted against a party because the party prepared or was responsible for the preparation of the provision, or because the party’s legal representative prepared the provision.

	iii.	Currency refers to Australian Dollars.

	iv.	A reference to a statute or regulation includes amendments thereto.

	v.	A reference to a clause, subclause or paragraph is a reference to a clause, subclause or paragraph of this Agreement.

	vi.	A reference to a subclause or paragraph is a reference to the subclause or paragraph in the clause in which the reference is made.

	vii.	The recitals are correct and form part of this Agreement.

	viii.	A reference to time is to time in Westem Australia.

	ix.	A reference to a person includes a reference to an individual, a partnership, a company, a joint venture, government body, government department, and any other legal entity.\

	x.	The words “includes”, “including” and similar expressions are not words of limitation.

MYFIZIQ EMPLOYMENT AGREEMENT

Steven, we look forward to your engagement with our Company at this very exciting stage.

Signed as an agreement.

Signed for and on behalf of the Company by its authorised representatives:

/s/ Vlado Bosanac	/s/ Vlado Bosanac
CEO and CO-Founder	Signature

Signed by:

/s/ Stcuco R.,charos	/s/ Stcuco R.,charos
Name of Employee	Signature

Name of Witness	Signature Witness

MYFIZIQ EMPLOYMENT AGREEMENT

Annexure A - See enclosed Fair Work Information Statement

MYFIZIQ EMPLOYMENT AGREEMENT